FOR FURTHER INFORMATION:                    RE:  Heartland Financial USA, Inc.

AT THE COMPANY:          AT FINANCIAL RELATIONS BOARD:
John K. Schmidt	Jeff Wilhoit	Rose Tucker
Executive Vice President, CFO/COO	General Inquiries	Analysts/Investors
(563) 589-1994	(312) 640-6757	(310) 407-6522
jschmidt @htlf.com	jwilhoit@ financialrelations .com	rtucker @ financialrelations.com

FOR IMMEDIATE RELEASE
FRIDAY, OCTOBER 1, 2004

HEARTLAND FINANCIAL USA, INC. ANNOUNCES COMPLETION
OF ITS REDEMPTION OF TRUST PREFERRED SECURITIES

DUBUQUE, IA, October 1, 2004 - Heartland Financial USA, Inc. (Nasdaq: HTLF) (the "Company") announced that Heartland Financial Capital Trust I (the "Trust"), a trust subsidiary of the Company, redeemed all of its 9.60% Trust Preferred Securities (the "Trust Preferred Securities") (Amex: HFT.Pr) and its 9.60% Common Securities at a redemption price equal to the $25.00 liquidation amount of each security plus all accrued and unpaid interest per security. The redemption was completed on September 30, 2004. The Trust Preferred Securities were originally issued in 1999 and were listed on the American Stock Exchange.

HFT.Pr holders do not need to take any action to receive payment for the redemption of the Trust Preferred Securities. On September 30, 2004, funds were deposited with the Depository Trust Corporation ("DTC") to pay the redemption price for all the Trust Preferred Securities. DTC will distribute the funds to the participants.

The Trust took such action in connection with the concurrent redemption by the Company of all of its $25,780,000 9.60% Debentures due September 30, 2029 which were held exclusively by the Trust. The Debentures were redeemed on September 30, 2004 at a redemption price equal to the principal outstanding amount of the Debentures plus all accrued and unpaid interest.

About Heartland Financial USA:

Heartland is a $2.5 billion financial services company with eight banks in Iowa, Illinois, Wisconsin, New Mexico, Arizona and Montana:

Dubuque Bank and Trust Company, with eight offices in Dubuque, Epworth, Farley and Holy Cross, Iowa
Galena State Bank and Trust Company, with three offices in Galena and Stockton, Illinois
First Community Bank, with three offices in Keokuk, Iowa and Carthage, Illinois
Riverside Community Bank, with three offices in Rockford, Illinois
Wisconsin Community Bank, with seven offices in Cottage Grove, Fitchburg, Green Bay, Middleton, Monroe and Sheboygan, Wisconsin and Minneapolis, Minnesota
New Mexico Bank & Trust, with twelve offices in Albuquerque, Clovis, Melrose, Portales and Santa Fe, New Mexico
Arizona Bank & Trust, with two offices in Mesa and Chandler, Arizona
Rocky Mountain Bank, with eight offices in Bigfork, Billings, Bozeman, Broadus, Plains, Plentywood, Stevensville and Whitehall, Montana

Other subsidiaries include:

ULTEA, Inc., a fleet management company with offices in Madison, Wisconsin and Chicago, Illinois
Citizens Finance Co., a consumer finance company with offices in Madison and Appleton, Wisconsin, Dubuque, Iowa, and Rockford, Illinois
HTLF Capital Corp., an investment banking firm in Denver, Colorado

Heartland’s shares are traded on The Nasdaq Stock Market under the symbol HTLF.
Additional information about Heartland is available through our website at www.htlf.com.

Special Note Concerning Forward-Looking Statements

This press release contains, and future oral and written statements of Heartland Financial USA, Inc. (the "Company") and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as "believe," "expect," "anticipate," "plan," "intend," "estimate," "may," "will," "would," "could," "should" or other similar expressions. Additionally, all statements in this press release, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events. Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.